                                                                   Exhibit 10.70


                          [COMIT FACTORING LETTERHEAD]



              GENERAL CONDITIONS FOR FUTURE FACTORING TRANSACTIONS

The factoring agreement entered into by:

Comit Factoring S.p.A. with registered office in Milan, Via Anton Cechov no. 54

and

Petrini S.p.A. with registered office in Bastia Umbra (PG), Via IV Novembre no. 2/4 shall be governed by the rules contained in the following General Conditions.

                     DEFINITIONS AND SCOPE OF THE AGREEMENT

FACTOR means, besides COMIT FACTORING S.p.A., the foreign Factor or the corresponding Company of which the same avails or will avail itself for the performance of its international services;

SUPPLIER means the company that is a client of the Factor, i.e.: the counterparty of the factoring agreement;

DEBTOR means a natural or legal person - either Italian or foreign - which is bound to pay one or more receivables to the Supplier;

RECEIVABLE means:

         a) the receivables arisen or which will arise pursuant to agreements executed or to be executed by the Supplier in the operation of its business and therefore the amounts that the Supplier is entitled to receive by the Debtor as payment of goods and/or services.

         b) the consideration that the Supplier is entitled to receive as payment by the Debtor on a different basis;

ASSIGNMENT means the agreement whereby the Supplier transfers to the Factor its existing and/or future receivables, as defined above: law no. 52/91 and following amendments shall apply to the assignment of receivables under a) above, without prejudice, unless expressly excluded, to the provisions of articles 1260 and following of the Italian Civil Code. The latter article shall always apply to the assignment of receivables under b) above.

RECOURSE ASSIGNMENT (cessio pro solvendo) means that the Assignor, besides the existence of receivables, guarantees also the solvency of the assigned Debtor.

NON - RECOURSE ASSIGNMENT (cessio pro soluto) means that the Assignee guarantees only the existence of receivables and not the solvency of the assigned Debtor.

ARTICLE 1 - SCOPE OF THE AGREEMENT

         The scope of this agreement is the regulation of future assignments against payment of the receivables claimed by the Supplier to its debtors, as well as the performance by the Factor of the following services:

a) the reminder for the payment, the collection of the receivables claimed by the Supplier to its debtors, as well as the registration on its records until collection thereof, of receivables and administrative and managerial events connected thereto;

b) the advanced payment, if any, wholly or partly, of the consideration for the assigned receivables;

c) the assumption, if any, wholly or partly, of the risk connected to the failure to pay due to the default of debtors;

d) the Factor may also perform upon the Supplier's request additional services such as the evaluation of potential Italian and foreign customers and the recovery, even a judicial one, of the receivables.

For the performance of the abovementioned services and for relevant charges and risks, the Supplier shall pay to the Factor the compensations specified in detail under the "Special Conditions" executed elsewhere, which shall however be deemed for all purposes as an integral part hereof.

                    SECTION I - REGULATION OF THE ASSIGNMENT

ARTICLE 2 - TERMS AND CONDITIONS OF THE ASSIGNMENT OF RECEIVABLES

         The Supplier, unless otherwise agreed upon, shall propose to the Factor the assignment of all of its receivables to any Debtors; in case the Factor agrees to assign single receivables, the Supplier shall propose such assignment within and not later than 30 days from the date of shipment of goods or performance of services. The Debtor shall be notified of any accepted assignment by the Supplier, at its expenses, in the most suitable forms which shall be however indicated by the Factor.

         The Supplier shall deliver to the Factor, within 30 days from the date of issuance, the original and a copy of the invoices for the relevant assigned receivables, together with all the probative, constituent and ancillary documentation of the same receivables, including the delivery notes of the goods and any other documents relating to the assigned receivable, including those concerning the shipment and transportation of same goods, currency and customs documents.

         The original invoices shall bear a declaration to remind the assigned debtor that the relevant receivable was assigned to the Factor and that the payment, for being a releasing, shall be made to the same Factor only. The original invoice shall be sent to the assigned debtor directly from the Factor.

         For the receivables which will arise from agreements already executed or being performed, the Supplier shall provide the Factor with a copy of the agreement, order, confirmation of order and relevant invoicing plan.

         Receivables shall be deemed to have been assigned together with the liens, personal and collateral guarantees and other additional guarantees. Bills of exchange, if any, or other bills shall be given to the Factor, duly endorsed by the Supplier, where possible. The applicable banking provisions concerning the collection, discount and acceptance of effects shall apply to such bills.

         In case that the conditions of payment of receivables provide for the issuance of bank receipts, the Factor, unless otherwise agreed upon, shall issue such receipts to the Factor itself and collect them.

ARTICLE 3 - GUARANTEES ISSUED BY THE SUPPLIER WITH RESPECT TO ASSIGNED
RECEIVABLES

         The Supplier shall guarantee, and hereby waives any future objection thereto:

         a) that the assigned receivables are or - in the case of assignment of future receivables - shall be ascertained, ready and collectable at expiry date;

         b) that the amount of the assigned receivables is or - in the case of future receivables - shall be unquestionably due by the Debtor to the Supplier as consideration for the goods which were actually supplied or the services actually performed;

         c) that it did fulfill and shall duly and timely fulfill the agreements under which the receivables were created or shall be created;

         d) that it is or - in the case of future receivables - shall be the only legal and exclusive holder of the assigned receivables, which are or shall be lawfully transferable, not subjected to attachment, garnishment, nor any other liens in favor of third parties;

         e) that at the assignment the Debtors shall have no receivables which may be ascribed as off-setting, even though partially, of the assigned receivables and that the goods or services under the agreements entered into by the Supplier and the Debtor, as well as any relevant documents, if any, shall not be pledged or subject to liens or other charges in favor of third parties;

         f) the solvency of the Debtor, except for the case under art. 10 hereof.

ARTICLE 4 - CONSIDERATION FOR THE ASSIGNMENT OF RECEIVABLES

         The Factor shall pay to the Supplier a consideration, which may be different from the nominal value of the assigned receivables but in no event shall exceed the abovementioned nominal value. Such consideration shall be however net of the sums withheld on whatever basis by the Debtor in relation to credit notes, if any, issued by the Supplier, discounts, rounding-offs, price reductions, deductions, set-offs and whatever the Debtor, though not authorized, withholds at payment. The consideration shall be due by the Factor to the Supplier upon the actual collection of each receivable, except for as specifically provided for in respect of the assumption by the Factor of the risk of omitted payment due to the Debtor's default. The parties may agree that the Factor partly makes such payment in advance.

                     SECTION II -OBLIGATIONS OF THE SUPPLIER

ARTICLE 5 - NOTICE

         The Supplier shall previously submit to the Factor a complete list of all its customers, indicating for each customer the present and foreseeable business volume, also specifying whether exist other occasional and/or continuative factoring agreements.

         During the agreement, the Supplier shall duly update the Factor in relation with the acquisition of possible new customers and the performance of new factoring agreements.

         The Supplier hereby authorizes the Factor to notify the Autorita di Vigilanza and the Centrale Rischi di categoria the data concerning the factoring agreement.

ARTICLE 6 - DEBTORS

         The Supplier shall cause all supply agreements, in respect of the assigned debtors, to be governed by the laws of Italy, unless otherwise agreed upon by the Parties, and to be performed in accordance with applicable tax, currency and customs laws and not to contain clauses which can be detrimental to the interests of the Factor.

         The Supplier shall cause the payments of the assigned receivables to be made by the debtors exclusively to the Factor, refraining from any initiative directed to or in any case finalized to collect the abovementioned receivables. In case debtors improperly make payments to the Supplier, the latter shall be obliged to promptly transfer to the Factor any sums, securities duly endorsed, if any, and the values received; in case of non transferable securities, the Supplier shall not negotiate the same and shall be however obliged to use its best efforts, together with the Factor, vis - a - vis the debtors in order to allow the collection of the receivables by the same Factor.

         The Supplier may not agree with the debtors to modify the conditions of sale and/or performance of services, nor grant abatements, price reductions, nor accept payment deferment, return of goods, nor reach settlements with the debtors, without the prior written consent of the Factor.

         The Supplier shall promptly notify the Factor of the issuance of credit notes, if any, in favor of debtors, and shall send them to the Factor so that these may be recorded.

ARTICLE 7 - CO-OPERATION

         The Supplier shall co-operate in any manner, giving any relevant information which it has been made aware of in respect of the solvency of the assigned debtors, any of their objections, claims, complaints, judicial and extrajudicial claim even if not connected with their commercial relationship. The Supplier shall also give notice of the existence of past agreements entered into with the debtors being assigned and any current dispute, if any.

Upon simple request of the Factor, the Supplier shall supply, at its own expenses, copies and abstracts, even genuine ones, of accounting books and records in any manner relating to the factoring agreement, as well as execute any document certifying the assignment of receivables and any guarantee, if any, to secure said receivables, which are useful to collect the same receivables and any ancillary sum, even on a judicial or extrajudicial basis, as well as to assign a certain date to the payments of the consideration.

            SECTION III - PERFORMANCES AND OBLIGATIONS OF THE FACTOR

ARTICLE 8 - RECORDING AND COLLECTION OF THE ASSIGNED RECEIVABLES

         The Factor shall collect the assigned receivables by sending a reminder to any debtors which are in arrears with their payments or whose payments are irregular under the procedures that the Supplier declares to know and accept.

         The Factor shall record the assigned receivables on special records, periodically notifying the Supplier of its subsequent activities.

ARTICLE 9 - ADVANCED PAYMENT OF CONSIDERATION

         Upon request of the Supplier, the Factor shall pay in advance all or part of the considerations due in respect of the collection of assigned receivables or as of the different date agreed upon by the parties. In such a case, conventional interest shall accrue to the sums paid in advance in the amount determined in the "Special Conditions" executed elsewhere, until the receivables are collected by the Factor or as of a different date agreed upon by the parties.

         Without prejudice to art. 10 below, the Supplier shall guarantee the solvency of the Debtor. As a consequence, in the case of failure to collect the assigned receivables at expiry date, the Supplier shall pay back to the Factor any sums it has received for the same receivables as advanced payment of the consideration, besides the conventional interest accrued until the date of payback and expenses. The Supplier shall also be obliged to make such payback, upon the Factor's request, even if the guarantees given by the Supplier in relation with the assigned receivables are without effect or it can be reasonably assumed that the Debtor cannot or is not willing to fulfill its obligation. Departing from the second paragraph of article 1267 of the Italian Civil Code the guarantee of the Supplier remains effective even though the Factor has not started or persisted in the legal actions which can be brought against the assigned debtor.

         Upon payback of the considerations paid in advance and of any other sums due, the receivable shall be re-transferred to the Supplier. The Factor shall however retain the right to determine from case to case and upon explicit request of the Supplier whether to accept to carry out the recovery of payables or not, in the interest and at expenses of the latter.

         In the case of omitted payback of the consideration paid in advance, the Factor shall be entitled to proceed against both the Supplier and Debtor and their co-obligors and/or guarantors in order to recover any sums due and take any other action useful and appropriate thereto, including the stipulation of transactions with the debtor, and the Supplier shall waive the possibility to raise any objection thereto.

ARTICLE 10 - WAIVER OF THE GUARANTEE OF SOLVENCY BY THE FACTOR

         The Factor, only upon prior explicit request of the Supplier, may waive the guarantee given by the latter in respect of the Debtor's solvency, assuming the risk of the Debtor' omitted payment, after setting a limit as to quantity (ceiling) upon its assumption of risk and within the framework of the applicable provisions and procedures contained in section "Assumption on the part of the Factor of the risk of Debtor's omitted payment.

SECTION IV - ASSUMPTION ON THE PART OF THE FACTOR OF THE RISK OF DEBTOR'S OMITTED PAYMENT

ARTICLE 11 - GRANT, LIMITS AND EFFECTS OF THE FACTOR'S ASSUMPTION OF RISK

         Any Supplier willing to request the Factor to assume the risk of the omitted payment for a certain Debtor shall submit said application containing the terms and conditions set by the Factor. The Factor shall notify the Supplier in writing of its decisions, specifying, in case of acceptance, the maximum amount for each debtor (lending ceiling) within whose limits the granted guarantee shall be effective and the relevant additional conditions.

Within the limits of the granted ceiling the Factor shall undertake the risk of the omitted payment of the capital amount of same receivables, without prejudice to the provisions of art. 14 below, the following being therefore expressly excluded:

- any other amount due by the Debtor by way of compensation, penalty, backward payment interest, etc.;

- any rounding-off, discount, reduction, abatement, etc. which the Debtor makes upon payment, even though unauthorized, as reduction of the amount appearing in the invoice;

- any difference, if any, depending on exchange fluctuations or change in the parity ratio between currencies;

- any receivables not meeting the requirements under art. 12 below.

      The following cases in which the omitted payment is due to the occurrence of causes of force majeure are also expressly excluded from the assumption of risk by the Factor: state of war, whether declared or not declared, hostilities and their consequences, revolutions, riots, total or partial rebellions, particular and general moratoria, natural catastrophes as well as explosions or radioactive contaminations.

    Unless otherwise agreed upon, the assumption of risk in respect of each Debtor shall entail the Supplier's unbreakable obligation to assign without distinction all receivables it shall have towards same starting from the date of validity of the granted ceiling.

    The receivables which upon assignment wholly or partly exceed the amount of the granted ceiling shall be deemed as accepted upon assignment without any assumption of risk by the Factor, save for the provisions under art. 12 below in respect of the revolving of the ceiling.

ARTICLE 12 - LENDING CEILING CHARACTERISTICS

    The assumption on the part of the Factor of the risk of omitted payment of the assigned receivables shall be effective from the date of the notification containing the Factor's reply or from the different date expressly indicated therein and shall be valid and binding, within the limits of the ceiling, for the receivables meeting the following requirements:

- the supplies and/or the performance of services and relevant invoices shall be respectively carried out and issued on a date corresponding to or following the starting date of the ceiling;

- the terms of payment as appearing in the invoices shall be equal to or lower than those indicated by the Factor in the notification of assumption of risk;

- the conditions of payment shall be at a risk equal to or lower than those indicated by the Factor, considering the following decreasing order of risk:

direct remittance, cash order, simple or authorized draft, assignment of portfolio, accepted draft or promissory note.

    The lending ceiling related to the Debtor shall have a revolving character, so that each payment of receivables owed by the same and guaranteed by the Factor shall determine a corresponding availability, within the limits of which the receivables which wholly or partly exceed the ceiling, if all of the requirements set forth are met, shall automatically be included in it according to the date of issue and invoice number starting from the oldest one.

ARTICLE 13 - LENDING CEILING REVOCATION AND REDUCTION

    The Factor shall at any time have the right to modify or revoke, with no obligation of giving reasons, the granted lending ceilings by notifying the Supplier thereof in writing by means of any eligible means, including telex or telefax, having effect upon the latter's receipt of notification.

    The revocation of the guarantee undertaken by the Factor shall entail the automatic suspension of the revolving character of the ceiling. However, the revocation of a ceiling partly or wholly unused shall not bar that receivables are secured up to a total amount equal to the sum unused at the date of effect of the measure, provided that such receivables meet the requirements specified under art. 12 above and that the relevant invoices bear an issue date which is earlier than the date of effect of same measure and refer to goods delivered or performances rendered as of the same date. Therefore, the receivables towards the debtor which upon revocation exceed the ceiling or for which the conditions to be included in it are not met shall be deemed as definitely unsecured by the Factor.

    In case of revocation of a lending ceiling, the Supplier shall be obliged to assign to the Factor the receivables deriving from the supplies performed in favor of the Debtor after the revocation and shall not amend to the Factor's detriment the terms and conditions of payment in respect of those provided for with respect to secured receivables, until the Debtor has paid in full the resulting receivables secured on the date of revocation. Failing that, the lending ceiling shall be deemed to have never been granted and receivables shall be deemed as unsecured.

    All payments made by the Debtor and/or by third parties after the revocation of a lending ceiling, as well as credit notes, if any, issued by the Supplier shall be ascribed, for the purposes of the interrelations between Supplier and Factor only, with priority to existing secured receivables.

    In case of lending ceiling reduction, the revolving receivable shall have effect to the extent of the lesser amount only after the secured receivables exceeding the new limit have been entirely paid.

ARTICLE 14 - RE-ASSUMPTION OF RISK OF THE SUPPLIER

     The risk assumed by the Factor by waiving the guarantee of the solvency granted by the Supplier may be reassumed by the same upon the occurrence of the following events and regardless of when these events occur:

a) the ceiling of the receivable given in respect of a certain Debtor shall be deemed to have never been granted if the Supplier does not fulfil its obligation to assign all the receivables towards the same Debtor or is in breach of the obligations indicated in the section "Obligations of the Supplier" and the effects of the waiver of the guarantee of the solvency under art. 10 above relating to all the outstanding receivables shall be deemed with no effect accordingly;

b) the assumption of the risk of the failure to pay each single receivable shall be deemed as without effect if the guarantees of the Supplier indicated under art. 3 (section "Regulation of assignment") are not abided by, as well as in the case of breach of the Supplier's obligations hereunder or upon occurrence of any other event to which said consequence is explicitly related hereunder.

     If the Debtor accounts for the omitted payment giving one of the following reasons:

         - contractual breaches of the Supplier;
         - complaints about supplies;
         - off-setting of receivables claimed against the Supplier;

the security relating to the objected receivables shall be suspended and the Supplier shall reach an amicable settlement of the dispute with the Debtor within 60 days from the date it became aware of the claims of the Debtor; if such amicable settlement is not reached, the Supplier shall repurchase the abovesaid receivables for the purposes of the legal protection of its claims upon repayment to the Factor of the amounts received in advance increased by the interest accrued until payback day.

         In all the aforesaid cases of ineffectiveness and stay of the guarantee undertaken by the Factor, the provisions of art. 9 above in respect of the repayment by the Supplier of the amounts received in advance shall apply.

ARTICLE 15 - CONSIDERATION OF THE ASSIGNMENT OF RECEIVABLES

The consideration for the assigned receivables, as defined under art. 4 above, shall be due by the Factor to the Supplier upon the actual collection of each receivable or - with limitation to the amount of the receivables for which the Factor has waived the guarantee to the solvency issued by the Supplier, namely the receivables meeting the requirements under art. 12 above, within the limits of the ceiling allowed on the Debtor - after 120 days of the expiry thereof; this shall not bear prejudice to the right of the Factor to make the payment thereof in advance, as set forth in the section "Performances and obligations of the Factor" above.

                         SECTION V - GENERAL PROVISIONS

ARTICLE 16 - RECORDING

         All credit and debit entries arising out of the factoring agreement shall be entered by the Factor in one or more accounts, divided into detail accounts, if required.

         With reference to the provisions of art. 4, the amount of the consideration shall be credited to the Supplier upon acceptance of the assignment by Factor, but shall be obtainable only after the collection of same receivables or, in case of assignment of receivables with waiver of guarantee by the Factor, within the term provided for by art. 15.

         Payments in advance, if any, of parts of the consideration, requested by the Supplier and granted by the Factor, shall be debited to the Supplier upon the issuance thereof and shall accrue interest, to the extent and in accordance with the terms and conditions agreed upon and executed elsewhere.

         The Factor shall periodically send to the Supplier the statements of account, and shall also record and enter the interest accrued on the considerations paid in advance. Such statements of account shall be deemed to have been approved by the Supplier which does not raise specific objections notifying the Factor thereof by means of registered letter within 60 days from the receipt of the above documents. Any other accounting documents, if any, sent by the Factor to the Supplier shall be automatically deemed to have been approved by the latter unless specific objections thereto are raised within the abovementioned term. The accounting books and records of the Factor to which no objections were raised within the abovementioned term shall constitute full evidence to the Supplier.

ARTICLE 17 - VOLUNTARY SET-OFF

         The Factor shall be entitled to retain sums and off-set its debts on whatever basis towards the Supplier against its receivables claimed from the same on whatever basis, even though not ready and collectable yet. Said receivables shall comprise the consideration under art. 1 last paragraph, as well as the receivables still not overdue which were assigned to the Factor by third parties or the receivables however secured by the Factor in favor of third parties.

ARTICLE 18 -TRANSPARENCY

         The Factor shall retain the right to amend the amount of the considerations under art. 1, the interest rates and any other economical condition applied to the factoring agreement, complying, in the case of amendments having an adverse effect on the client, with the statutory provisions on the matter.

ARTICLE 19 - DURATION - WITHDRAWAL

         This agreement shall have an unlimited duration; the parties hereto shall be entitled to withdraw from the agreement notifying thereof the other party in writing by means of registered letter, without any obligation to give reasons nor prior notice.

ARTICLE 20 - TERMINATION

         This agreement may be terminated both by the Factor and the Supplier pursuant to art. 1453 of the Italian Civil Code.

         The Factor may also terminate the agreement pursuant to art. 1456 of the Italian Civil Code, notifying thereof the other party in writing by means of registered letter in case of breach any of the obligations provided for by articles 5, 6, 7, 9 hereof.

ARTICLE 21 - EFFECTS OF TERMINATION

         The termination of the agreement shall not affect the validity and effectiveness of the assignment of receivables already performed, which shall continue to be governed by this agreement and for which all obligations undertaken and the additional guarantees granted by the Supplier shall be valid.

         In the case of termination, and unless otherwise agreed upon, the parties shall terminate the agreement within 15 days of receipt of the notice of termination by the other party or of the occurrence of the termination effect. Within the same term and without need for it to be put in arrears, the Supplier shall be obliged to pay back to the Factor the considerations possibly received in advance against the assigned receivables not collected yet, besides the conventional interest accrued until the date of payback and expenses. In the case of delay in complying with the payback obligation, interest on arrears shall accrue in the amount specified in the "Special Conditions" executed elsewhere shall accrue and in any event the Factor may start legal actions against both the Supplier and the Debtors to recover any sums due, with the right to enter into settlements with the Debtor, and the Supplier shall waive to raise objections thereto and to undertake any other action useful and appropriate to that end. After the payback, the Supplier shall be entitled to obtain from the Factor the transfer of the receivables not collected yet, save for the receivables from debtors for which the Factor has assumed the risk for omitted payment.

ARTICLE 22 - REGISTRATION FEES

         The expenses for the registration, if any, of this agreement and of the subsequent assignments of receivables shall be exclusively borne by the Supplier.

ARTICLE 23 - JURISDICTION

         The Court of Milan shall have exclusive jurisdiction upon any dispute on the validity, construction and performance of this agreement and the subsequent assignments of receivables.

         Nevertheless the Factor shall be expressly given the power, as plaintiff either in legal action or injunction, to submit the dispute to the Court of the place where the registered office of either the assignor or its assigned debtor is located.

THE ASSIGNOR                                          THE FACTOR
(Stamp and Signature)                                 (Stamp and Signature)



--------------------------------------------------------------------------------

Pursuant to arts. 1341 and 1342 of the Italian Civil Code, the Supplier declares it shall specifically approve the following clauses:

-        art. 3   subp. f): granting of the guarantee of the solvency of the
                  Debtor;
-        art. 5:  Notice;
-        art. 6:  Debtors;

-        art. 7:  Co-operation;
-        art. 9:  Advance payment of the consideration and departure from art.
                  1267 paragraph 2 of the Italian Civil Code;
-        art. 17: Voluntary set-off;
-        art. 18: Alteration of the economical conditions of the assignment;
-        art. 19: Withdrawal:
-        art. 20: Termination;
-        art. 21: Effects of dissolution;
-        art. 22: Registration;
-        art. 23: Jurisdiction.
-        art. 14: Re-assumption of the risk of the Supplier.

THE ASSIGNOR
(Stamp and Signature)


Date:    June 28, 1999

                              [PETRINI LETTERHEAD]




                                                           COMIT FACTORING S.P.A
                                                              Vai A. Checov 50/5
                                                                    20151 MILANO

                                                     Bastia Umbra, June 28, 1999

PROVISIONS CONCERNING NON RECOURSE FACTORING TRANSACTION (PRO SOLUTO)


We refer to the "General Conditions for future Factoring transactions " executed with you on June 28, 1999 and in order to specify the following:

1. We hereby explicitly request that the assigned debtors are not notified of the occurrence of the assignment of receivables we will perform in pursuance of our agreements without prejudice of the validity and effectiveness of same assignment; therefore it is our firm and determined undertaking to pay back indiscriminately all the sums which we will however given by the debtors as payment of receivables assigned to You. You shall however be entitled to notify the debtors of occurrence of the assignment and of whatever is necessary to better protect Your receivables.

2. The notice concerning the assigned receivables shall be given by means of a letter from us and relevant enclosures. Any probative documents of the receivable, if any, shall be sent to You by Your simple request.

3. We shall be fully and completely in charge of the managing and collecting of such receivables and we will be fully responsible in connection thereof. For this purpose You shall grant us the power to collect the receivables assigned in Your favor, so that we will be lawfully authorized to receipt in our name and on Your behalf. We shall undertake to collect same credits in the interest and on behalf of Your Company and to pay back to You the amount with the currency applicable as of the above collection.

4. You shall not pay to us any consideration for the performance of the above-mentioned mandate. Any expenses and burdens, if any, shall be exclusively borne by us.

5. In case of omitted payment of any receivable assigned to You, we shall notify you of such event within 60 days after the maturity of such receivable, contemporaneously sending to you all relevant probative documentation (invoice, notes, etc.) in order to allow you to start the actions provided for by the following paragraph. In the event that within the above mentioned term we have not sent to You the above mentioned documentation we shall recover the receivable and pay back possible advance upon your simple written request and withdrawing from now any objection.

6. After the date indicated under 5) and the shipment of the relevant documentation, you will be free to notify the occurrence of the assignment and to start towards the debtors in default all the action which You will deem appropriate for the recover of the assigned receivables.

7. You will calculated a commission on the amount of assigned receivables to the extent and in accordance with the term provided for by Enclosure A) which shall constitute integral and material part of this agreement.

8. The payment of the consideration of the assignment shall be made by You within 150 days from the maturity date of the invoice. However, with respect to the article 9 of the "General Conditions for future Factoring transactions" you shall pay in advance, upon our request, the amount of 100% of assigned receivables issuing the relevant debit notes for interest calculated on postponement basis at the rate provided for by Enclosure A).

9.    Petrini S.p.A. (assignor) shall guarantee:

      o that the assigned receivables are ascertained, cash and collectable at expiry date;

      o that the amount of the assigned receivables is unquestionably due by the Debtor as consideration for the goods which were actually supplied or the services actually performed on the basis of agreement strictly and accurately complied;

      o that it is the only legal and exclusive holder of the assigned receivables, which are lawfully transferable, not subjected to attachment, garnishment, nor any other liens in favor of third parties;

      o that at the assignment, the debtors shall have no receivables which may be ascribed as off-setting, even though partially, and that the goods or services under the agreements entered into by Petrini S.p.A. and the debtor shall not be pledged or subject to liens or other charges in favor of third parties.

10. This assignment shall be deemed lawfully terminated and without any effect and therefore, upon Your simple request, we undertake to recover the credits and to pay back possible advance, if one of the events hereinbleow indicated shall occur:

      o in the event that the assigned receivables will be objected by the debtors and/or by third parties with respect to their existence, liquidity, expiration and assignability;

      o in the event that any creditor has started or will start a legal actions on the assigned receivables in order to satisfy its claims to such receivables.


Best regards.


                                                                  PETRINI S.p.A.
                                                                    The Chairman
                                                           [stamp and signature]

Enclosure A)

ECONOMIC CONDITIONS:


Interest rate:                         daily average of EURIBOR rate 1 month
                                       plus 0,50% Determination for days date - with postponed quarterly capitalization

Charges of registration of agreement:  ITL. 250,000 =

Account expenses:                      ITL. 35,000 (quarterly)


Factoring Commissions: 0,40% except for amendments to be collected "una tantum", in advance on the amount of assigned receivables. At the end of transaction and in any case not later than December 31, 1999 the commissions charged with respect to the amount of the payments "in guarantee" made by Your Company shall be reviewed (payments "in guarantee" shall be deemed the payments made by same Factor in relation with the receivables not paid by the debtors for which the Factor assumed the risk connected to the omitted payment).

In particular the percentage incidence of the payment "in guarantee" made by Your Company with respect to the amount of assigned receivables shall be determined, consequently computing an additional commission - equal to such incidence - to be calculated on the amount of assigned receivables. It is understood that the additional commissions charged by You at the moment of the adjustment may not in any case exceed the 10.4% of the turnover achieved by our Company in the year preceding the transaction (ITL. 266,9 billion). The payment of the above mentioned commissions shall be made with currency applicable as of the end of transaction and therefore on December 31, 1999.

-        Currency days:
         on credit transfer                          1 working day
         on receipts                                 1 working day

-        Recover of mail expenses and stamps


PETRINI S.p.A.
The Chairman
[stamp and signature]

                               [COMIT LETTERHEAD]




                                                                  PETRINI S.P.A.
                                                                    The Chairman
                                                                  PETRINI S.P.A.
                                                             Via IV Novembre 2/4
                                                         06083 Bastia Umbra (PG)

                                                       Milan, September 17, 1999

         In copying the text of Your letter dated September 3, 1999 by way of acceptance, we point out that the percentage of additional commissions may not exceed the 15% - and not the 10% as You indicated - of the amount of assigned receivables.


COMIT FACTORING S.P.A.
Via A. Cechov, 50/5
20151 Milano

Bastia Umbra, September 3, 1999


We refer to the "Provisions concerning non recourse factoring transaction" (pro soluto) dated June 28, 1999 by and between yourself and ourself in order to propose You the following amendments:

art. 5 - In case of omitted payment of any receivable assigned to You, we shall notify You of such event within the 90 days after the maturity of such receivable, contemporaneously sending to You all relevant probative documentation (invoice, notes, etc.) in order to allow you to start the actions provided for by the following paragraph. In the event that within the above mentioned term we have not sent to You the above mentioned documentation we shall recover the receivable and pay back the paid price upon your simple written request and removing from now any objection related thereto.

art. 8 - The price of assignment shall be equal to the nominal value of the assigned credits net of interest which shall be calculated on postponement basis, at the rate provided for by enclosure A, from the amount due at the date of payment of price until the date of collection and in any way not later than 150 days from the expiry date of invoices.

Enclosure A)
Economic Conditions:
Factoring Commissions: 0,40% "except for amendments" to be collected "una tantum" , in advanced on the amount of assigned receivables. At the end of transaction and in any case not later than February 28, 2000 the commissions charged with respect to the amount of payments "in guarantee" made by Your Company shall be reviewed (payments "in guaranteed" shall be deemed the payments made by same factor in relation to the receivables not paid by the debtors for which same factor assumed the risk connected to the omitted payment) carried out by Your Company. In particular the percentage incidence of the payment "in guarantee" made by Your Company with respect to the amount of assigned receivables shall be determined, consequently computing an additional commission
- equal to such incidence - to be calculated on the amount of assigned receivables. It is understood that the additional commissions charged by You at the moment of adjustment could not in any case exceed the 15% of the amount of assigned receivables. The payment of the above mentioned commissions shall be made with currency applicable as of the end of transaction and in any case not later than February 28, 2000.

Please copy the text of this letter as acceptance.

                                                                  PETRINI S.p.A.
                                                                    The Chairman
                                                           [stamp and signature]


Best regards.


                                                          COMIT FACTORING S.p.A.
                                                           [stamp and signature]